[AMERICAN HOMEPATIENT COMPANY LOGO]

                                                                    NEWS RELEASE

Contact: Joseph F. Furlong          or               Stephen L. Clanton
         President and CEO                           Executive VP & CFO
         (615) 221-8884                              (615) 221-8884
                                                     PRIMARY CONTACT

FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
                     THE FIRST QUARTER ENDED MARCH 31, 2006

BRENTWOOD, Tenn. (May 4, 2006) - American HomePatient, Inc. (OTC: AHOM or AHOM.OB), one of the nation's largest home health care providers, today announced its financial results for the first quarter ended March 31, 2006.

Revenues for the first quarter of 2006 were $80.5 million compared to $81.5 million for the first quarter of 2005, representing a decrease of $1.0 million, or 1.2%. Compared to the first quarter of 2005, revenues in the current quarter were negatively impacted by Medicare reimbursement reductions totaling approximately $4.2 million associated with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA"). Without these reductions, revenues would have increased approximately $3.2 million, or 4.0%, for the quarter.

Net loss for the first quarter of 2006 was $(0.7) million compared to $1.2 million net income for the first quarter of 2005, representing a decrease of $1.9 million, or 158%. Diluted (loss) income per share for the first quarter were $(0.04) compared to $0.07 for the same quarter last year. The Medicare reimbursement changes associated with the MMA decreased net income by approximately $4.6 million in the first quarter of 2006 compared to the same quarter of 2005. This $4.6 million net income impact is comprised of a decrease in net revenue of approximately $4.2 million and an increase in cost of sales of approximately $0.4 million. The reduced revenues of approximately $4.2 million include a reduction in inhalation drug reimbursement of approximately $2.6 million and a reduction in oxygen reimbursement of approximately $1.6 million. The oxygen reimbursement reduction went into effect in late March of 2005. Cost of
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sales increased approximately $0.4 million due to a shift in product mix related to changes in inhalation drug reimbursement.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the first quarter of 2006 was $10.7 million compared to $12.1 million for the same period last year. Adjusted EBITDA (calculated as EBITDA excluding reorganization items) for the first quarter of 2006 was $10.8 million, or 13.4% of revenues, compared to $12.3 million, or 15.0% of revenues, for the first quarter of 2005. The MMA reimbursement reductions, as discussed above, reduced EBITDA and adjusted EBITDA by approximately $4.6 million in the first quarter of 2006.

American HomePatient, Inc. is one of the nation's largest home health care providers with 263 centers in 34 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-
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recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or
Internet services.
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                                                                      SCHEDULE A

AMERICAN HOMEPATIENT, INC.
SUMMARY FINANCIAL DATA
(In thousands, except per share data)

                                                             THREE MONTHS ENDED DECEMBER 31,
                                                             -------------------------------
                                                                2006             2005
                                                                      (UNAUDITED)
                                                             -------------------------------
Revenues, net                                                   $ 80,546       $ 81,488
Cost of sales and related services                                20,875         19,776
Cost of rentals and other revenues, including rental              10,018          9,549
equipment depreciation
Operating expenses                                                39,538         39,989
Bad debt expense                                                   2,792          2,689
General and administrative expenses                                4,101          4,199
Depreciation, excluding rental equipment, and amortization           922            813
Interest expense, net                                              4,202          4,290
Other income, net                                                   (140)           (55)
Earnings from unconsolidated joint ventures                       (1,226)        (1,207)
                                                                --------       --------
(LOSS) INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS           (536)         1,445
AND INCOME TAXES

Reorganization items                                                 116            106
                                                                --------       --------

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES                   (652)         1,339

Provision for income taxes                                            87             96
                                                                --------       --------

NET (LOSS) INCOME                                               $   (739)      $  1,243
                                                                ========       ========

Basic (loss) income per common share                            $  (0.04)      $   0.07
Diluted (loss) income per common share                          $  (0.04)      $   0.07



--------------------------------------------------------------------------------

                                                                MARCH 31,      DECEMBER  31,
                                                                   2006             2005
                                                                ---------      -------------
                                                                      (UNAUDITED)
Cash and cash equivalents                                       $   2,785      $   4,444
Restricted cash                                                       650            650
Net patient receivables                                            55,507         55,222
Other receivables                                                     871          1,242
                                                                ---------      ---------
 Total receivables                                                 56,378         56,464
Other current assets                                               18,915         22,871
                                                                ---------      ---------
 Total current assets                                              78,728         84,429
Property and equipment, net                                        56,958         56,981
Goodwill                                                          121,834        121,834
Other assets                                                       22,130         24,390
                                                                ---------      ---------
 TOTAL ASSETS                                                   $ 279,650      $ 287,634
                                                                =========      =========

Accounts payable                                                $  20,256      $  18,110
Current portion of long-term debt and capital leases                  508            908
Other current liabilities                                          20,614         30,276
                                                                ---------      ---------

 Total current liabilities                                         41,378         49,294

Long-term debt and capital leases, less current portion           250,308        250,111
Other noncurrent liabilities                                           43             50
                                                                ---------      ---------
 Total liabilities                                                291,729        299,455

 Minority interest                                                    632            635

 Total shareholders' deficit                                      (12,711)       (12,456)
                                                                ---------      ---------
 TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                    $ 279,650      $ 287,634
                                                                =========      =========


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                                                                      SCHEDULE B

AMERICAN HOMEPATIENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (In thousands)


                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                                2006               2005
                                                              ----------------------------
                                                                      (UNAUDITED)
Net (loss) income (Note A)                                      $   (739)         $ 1,243

Add:

 Provision for income taxes                                           87               96

 Interest expense, net                                             4,202            4,290

 Rental equipment depreciation                                     6,217            5,705

 Other depreciation and amortization                                 922              813
                                                                --------          -------

Earnings before interest, taxes, depreciation, and                10,689           12,147
amortization (EBITDA)

Add:

 Reorganization items                                                116              106
                                                                --------          -------

Adjusted EBITDA (EBITDA excluding reorganization items)         $ 10,805          $12,253
                                                                ========          =======





                                                                 THREE MONTHS ENDED MARCH 31,
                                                                 ---------------------------
                                                                   2006               2005
                                                                 ---------------------------
                                                                         (UNAUDITED)
Revenues, net                                                      80,546           81,488


Add:

Impact of 2005 MMA reimbursement reductions                         4,212               --


Revenue, net, excluding impact of 2005 MMA reimbursement           ------           ------
reductions                                                         84,758           81,488
                                                                   ======           ======


Note A: Net income in the first three months of 2006 was impacted by $140 of non-cash stock-based compensation expense associated with the required adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment".